Exhibit 99.1

Date:	January 31, 2006

Contacts:	Robert J. Costantino
Senior Executive Vice President
Chief Financial Officer
Investor Relations
Phone: (949) 727-1002

Caren Roberson
Director Marketing Communications
Media Relations
Phone: (949) 753-3711

Email:	Investor_Relations@WFSFinancial.com
WFS Financial Reports Fourth Quarter and Year-End Results
•	Fourth quarter net income increased 49% to $65 million

•	Annual net income rose 31% to a record $239 million

•	Fourth quarter earnings per share increased 49% to $1.58 per share

•	Earnings per share increased 31% to a record $5.83 per share for 2005

•	Contract originations for the year grew 13% to $7.5 billion
Irvine, CA: WFS Financial Inc (Nasdaq:WFSI) reported that net income increased 49% to $64.9 million for the three months ended December 31, 2005 compared with $43.7 million for the same period a year ago. Earnings per diluted share increased 49% to $1.58 for the three months ended December 31, 2005 compared with $1.06 per diluted share for the same period a year earlier. For the year ended December 31, 2005, net income increased 31% to $239 million compared with $182 million in 2004. Earnings per diluted share rose 31% to $5.83 for the year ended December 31, 2005 compared with $4.44 for 2004.
“We are proud of our fourth consecutive record year,” said Tom Wolfe, CEO of WFS Financial. “Our annual net income of $239 million and earnings per share of $5.83 exceeded our forecast. We remain committed to our superior credit quality and operational excellence.”
Annualized credit loss experience improved 24 basis points to 1.77% of average managed automobile contracts for the fourth quarter compared with 2.01% for the same period a year earlier. For the year ended December 31, 2005, credit loss experience improved 53 basis points to 1.46% compared with 1.99% for 2004. The improvement in credit loss experience reflects a 10% decrease in the annualized default rate for the quarter to 4.0% compared with 4.4% a year ago. In addition, the total recovery rate improved 11% to 69% for the quarter compared to 62% a year ago. This rate includes both the average realization on the collateral sold of 54%, up from 48% a year ago, and deficiency balance recoveries of 15%, up from 14% a year ago. The percentage of outstanding automobile contracts 30 days or more delinquent increased 15 basis points to 2.39% at December 31, 2005 compared with 2.24% a year ago.
The provision for credit losses decreased to $56.3 million for the three months ended December 31, 2005, compared with $59.0 million for the same period a year earlier due to lower chargeoff experience. For the year ended December 31, 2005, the provision for credit losses decreased to $188 million compared with $192 million for 2004. At December 31, 2005, the allowance for credit losses totaled $288 million or 2.4% of owned automobile contracts compared with $252 million or 2.6% at December 31, 2004.
Automobile contract purchases totaled $1.6 billion for the fourth quarter of 2005, a 3% increase from the same period a year earlier. For the year ended December 31, 2005, automobile contract purchases totaled $7.5 billion, a 13% increase compared with $6.6 billion a year ago. As a result of higher contract originations, the Company’s portfolio of managed automobile contracts grew 10% to $12.8 billion at December 31, 2005, up from $11.6 billion a year earlier. Total average interest earning assets increased $2.5 billion to $12.4 billion for the fourth quarter, up from $9.9 billion for the same period a year ago. As a result, net interest income grew 31% to $207 million for the fourth quarter compared with $159 million for the same period a year earlier. Net interest margin was 6.17% for the fourth quarter compared with 5.98% for the same period a year ago. For the year ended December 31, 2005, net interest income grew 28% to $745 million compared with $584 million for 2004. Net interest margin was 6.00% for the year ended December 31, 2005 compared with 5.88% a year earlier.
Noninterest income decreased $13.9 million to $20.5 million for the three months ended December 31, 2005 compared with $34.4 million for the same period a year earlier. For the year ended December 31, 2005, noninterest income decreased $69.9 million to $84.9 million compared with $155 million for 2004. Noninterest income was reduced by $15.1 million and $64.4 million of loan origination fees that were deferred during the three and twelve months ended December 31, 2005, respectively. Noninterest expense decreased to $62.0 million or 1.95% of average managed contracts for the fourth quarter compared with $62.7 million or 2.18% of average managed contracts for the same period a year earlier. For the year ended December 31, 2005, noninterest expense was $244 million or 1.99% of average managed contracts compared with $245 million or 2.21% of average managed contracts a year ago. Noninterest expense was reduced by $5.9 million and $26.6 million of direct origination costs that were deferred during the three and twelve months ended December 31, 2005, respectively. Historically, the Company performed analysis on the fees and direct costs related to its origination of automobile loans and elected not to defer and amortize such amounts as the net effect was not material to its financial statements in accordance with Statement of Financial Accounting Standard No. 91 and SEC Staff Accounting Bulletin No. 99. Due to continuing improvements in operating efficiencies and the higher amount of documentation fees earned, the difference between the amount of fees received and the direct costs incurred has gradually increased. The Company decided to defer and amortize these amounts to interest income prospectively beginning in the first quarter of 2005.
Due to the pending merger with Wachovia, there will be no scheduled investor conference call to discuss the fourth quarter results. The merger is expected to close in the latter half of the first quarter of 2006, subject to the receipt of certain regulatory approvals.
Westcorp is a financial services holding company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned company whose common stock is traded on the New York Stock Exchange under the symbol WES. Information about Westcorp can be found at its web site at http://www.westcorpinc.com
Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. WFS Financial is a publicly owned company whose common stock is traded on the Nasdaq under the symbol WFSI. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.
Westcorp, through its subsidiary, Western Financial Bank, operates retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth. In addition, forward-looking statements include statements regarding the proposed merger with Wachovia, continuing improvements in operating efficiencies, the higher amount of documentation fees earned and the Company’s superior credit quality and operational excellence.
Forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved credit quality trends or origination growth identified in this press release will continue in future periods or that we will have continued improvements in operating efficiencies or have a higher amount of documentation fees earned.
The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including the effect of hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; the exercise of discretionary authority by regulatory agencies; a decision to change the Company’s corporate structure; the availability of sources of funding; and the level of chargeoffs on the automobile contracts that the Company originates. In addition, the Company can provide no assurances that the proposed merger with Wachovia will close when expected, if at all. The merger is subject to the receipt of the requisite regulatory approvals, including the approval of applicable banking regulators; receipt of opinions as to the tax treatment of the mergers; and listing on the New York Stock Exchange, subject to notice of issuance, of Wachovia’s common stock to be issued in the mergers, among other things.
A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of January 31, 2006. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2005	2004	2005	2004
	(Dollars in thousands, except per share amounts)
Interest income:
Loans, including fees	$308,159	$235,126	$1,107,360	$888,231
Other	7,425	3,686	26,249	11,904

TOTAL INTEREST INCOME	315,584	238,812	1,133,609	900,135
Interest expense:
Notes payable on automobile secured financing	97,313	70,786	344,175	274,541
Other	11,031	9,432	44,493	41,783

TOTAL INTEREST EXPENSE	108,344	80,218	388,668	316,324

NET INTEREST INCOME	207,240	158,594	744,941	583,811
Provision for credit losses	56,313	58,961	188,328	192,315

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	150,927	99,633	556,613	391,496
Noninterest income:
Automobile servicing	19,084	33,125	79,133	137,593
Gain on sale of contracts				13,792
Other	1,386	1,261	5,795	3,395

TOTAL NONINTEREST INCOME	20,470	34,386	84,928	154,780
Noninterest expense:
Salaries and associate benefits	38,286	40,652	151,451	159,571
Credit and collections	9,420	8,758	34,455	32,812
Data processing	5,287	5,043	19,090	16,498
Occupancy	2,986	2,944	11,785	11,423
Other	6,031	5,266	27,014	25,080

TOTAL NONINTEREST EXPENSE	62,010	62,663	243,795	245,384

INCOME BEFORE INCOME TAX	109,387	71,356	397,746	300,892
Income tax	44,511	27,673	158,393	118,651

NET INCOME	$64,876	$43,683	$239,353	$182,241

Earnings per common share:
Basic	$1.58	$1.06	$5.83	$4.44

Diluted	$1.58	$1.06	$5.83	$4.44

Weighted average number of common shares outstanding:
Basic	41,088,380	41,038,003	41,072,794	41,036,408

Diluted	41,088,380	41,081,156	41,072,794	41,079,337

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	December 31, 2005	December 31, 2004
	(Dollars in thousands)
ASSETS
Cash	$99,049	$87,963
Restricted cash	535,845	363,783
Contracts receivable	11,795,080	9,563,057
Allowance for credit losses	(287,800)	(252,465)

Contracts receivable, net	11,507,280	9,310,592
Accrued interest receivable	69,621	55,126
Premises and equipment, net	31,886	30,820
Other	116,433	100,934

TOTAL ASSETS	$12,360,114	$9,949,218

LIABILITIES
Lines of credit –– parent	$577,918	$213,741
Notes payable on automobile secured financing	9,957,930	8,105,275
Notes payable –– parent	300,000	300,000
Amounts held on behalf of trustee	110,550	194,913
Other	126,868	104,812

TOTAL LIABILITIES	11,073,266	8,918,741

SHAREHOLDERS’ EQUITY
Common stock (no par value; authorized 50,000,000 shares; issued and outstanding 41,088,380 shares at December 31, 2005 and 41,038,003 shares at December 31, 2004)	338,678	338,328
Paid-in capital	6,907	6,324
Retained earnings	928,782	689,429
Accumulated other comprehensive income (loss), net of tax	12,481	(3,604)

TOTAL SHAREHOLDERS’ EQUITY	1,286,848	1,030,477

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$12,360,114	$9,949,218

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended December 31,
	2005			2004
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$11,669,072	$308,159	10.48%	$9,199,131	$235,126	10.17%
Investment securities	750,580	7,425	3.93	748,814	3,686	1.96

Total interest earning assets	$12,419,652	315,584	10.08	$9,947,945	238,812	9.55

Interest bearing liabilities:
Lines of credit — parent	$212,871	2,722	5.07	$86,450	875	4.02
Notes payable — parent	300,000	7,687	10.25	300,000	7,688	10.25
Notes payable on automobile secured financing	10,439,783	97,313	3.73	8,356,948	70,786	3.39
Other	124,282	622	1.99	253,535	869	1.36

Total interest bearing liabilities	$11,076,936	108,344	3.91%	$8,996,933	80,218	3.57%

Net interest income and interest rate spread		$207,240	6.17%		$158,594	5.98%

Net yield on average interest earning assets			6.59%			6.38%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

	For the Twelve Months Ended December 31,
	2005			2004
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$10,807,245	$1,107,360	10.25%	$8,494,542	$888,231	10.46%
Investment securities	813,647	26,249	3.23	867,372	11,904	1.37

Total interest earning assets	$11,620,892	1,133,609	9.75	$9,361,914	900,135	9.61

Interest bearing liabilities:
Lines of credit — parent	$244,157	10,866	4.45	$54,188	1,831	3.38
Notes payable — parent	300,000	30,750	10.25	356,213	35,739	10.03
Notes payable on automobile secured financing	9,647,157	344,175	3.57	7,759,865	274,541	3.54
Other	165,682	2,877	1.74	299,221	4,213	1.41

Total interest bearing liabilities	$10,356,996	388,668	3.75%	$8,469,487	316,324	3.73%

Net interest income and interest rate spread		$744,941	6.00%		$583,811	5.88%

Net yield on average interest earning assets			6.41%			6.24%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

WFS FINANCIAL AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q4 2005	Q3 2005	Q2 2005	Q1 2005	Q4 2004
	(Dollars in thousands, except per share amounts)

Earnings:
Net interest income	$207,240	$192,226	$176,142	$169,333	$158,594
Provision for credit losses	56,313	42,529	40,224	49,262	58,961
Noninterest income	20,470	20,911	20,624	22,923	34,386
Noninterest expense	62,010	64,723	58,697	58,365	62,663

Income before taxes	109,387	105,885	97,845	84,629	71,356
Income taxes	44,511	42,471	38,528	32,883	27,673

Net income	$64,876	$63,414	$59,317	$51,746	$43,683

Equity:
Earning per share – basic	$1.58	$1.54	$1.44	$1.26	$1.06
Earning per share – diluted	$1.58	$1.54	$1.44	$1.26	$1.06
Book value per share (period end) (1)	$31.02	$29.42	$27.88	$26.45	$25.20
Stock price per share (period end)	$76.15	$67.19	$50.71	$43.15	$50.56
Total equity to assets (1)	10.31%	10.02%	10.10%	9.33%	10.39%
Return on average equity (1)	20.92%	21.57%	21.29%	19.56%	17.27%
Average shares outstanding – diluted	41,088,380	41,087,701	41,066,461	41,075,579	41,081,156

Loan Portfolio:
Automobile contracts purchased	$1,635,411	$2,070,694	$2,013,622	$1,782,414	$1,583,748
Automobile contracts managed (period end)	$12,772,740	$12,718,750	$12,307,454	$11,852,222	$11,560,890
Number of accounts managed (period end)	949,151	941,616	919,722	895,377	876,695
Average automobile contracts managed	$12,748,302	$12,550,228	$12,019,325	$11,702,544	$11,512,626

Credit Quality:
Delinquency rate (30+ days)	2.39%	2.15%	1.80%	1.53%	2.24%
Repossessions to total contracts	0.08%	0.05%	0.05%	0.05%	0.07%
Net chargeoffs (annualized)	1.77%	1.25%	1.15%	1.66%	2.01%
Allowance to automobile contracts	2.44%	2.44%	2.51%	2.58%	2.64%

Operations:
Total assets	$12,360,114	$12,063,308	$11,342,318	$11,637,467	$9,949,218
Noninterest expense to average contracts managed	1.95%	2.06%	1.95%	1.99%	2.18%

(1)	Excludes other comprehensive income.

WFS FINANCIAL INC AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
At December 31, 2005
The following table sets forth the cumulative static pool losses by month for all outstanding public securitized pools:

Period (1)	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3 (3)	2003-4	2004-1 (3)	2004-2	2004-3	2004-4	2005-1	2005-2	2005-3

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.01%
3	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%	0.03%	0.02%	0.03%	0.06%	0.04%	0.02%	0.02%	0.03%
4	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%	0.08%	0.06%	0.07%	0.13%	0.09%	0.06%	0.07%	0.08%
5	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%	0.14%	0.11%	0.15%	0.21%	0.15%	0.13%	0.13%	0.17%
6	0.32%	0.44%	0.38%	0.29%	0.25%	0.23%	0.21%	0.19%	0.24%	0.30%	0.23%	0.20%	0.22%	0.27%
7	0.49%	0.57%	0.50%	0.41%	0.36%	0.32%	0.28%	0.27%	0.33%	0.40%	0.30%	0.28%	0.30%
8	0.66%	0.70%	0.61%	0.53%	0.48%	0.40%	0.35%	0.34%	0.41%	0.50%	0.37%	0.38%	0.42%
9	0.82%	0.82%	0.78%	0.66%	0.59%	0.47%	0.44%	0.42%	0.51%	0.56%	0.45%	0.48%	0.55%
10	0.96%	0.96%	0.94%	0.80%	0.70%	0.55%	0.54%	0.52%	0.59%	0.64%	0.54%	0.60%	0.68%
11	1.10%	1.10%	1.08%	0.93%	0.80%	0.62%	0.61%	0.59%	0.65%	0.69%	0.65%	0.71%
12	1.26%	1.24%	1.28%	1.06%	0.89%	0.71%	0.73%	0.67%	0.70%	0.77%	0.75%	0.82%
13	1.39%	1.38%	1.43%	1.21%	0.98%	0.80%	0.83%	0.75%	0.76%	0.87%	0.85%
14	1.51%	1.53%	1.59%	1.31%	1.08%	0.88%	0.93%	0.81%	0.83%	0.94%	0.94%
15	1.68%	1.70%	1.77%	1.40%	1.20%	0.97%	1.03%	0.88%	0.91%	1.04%	1.05%
16	1.83%	1.88%	1.92%	1.50%	1.31%	1.07%	1.09%	0.93%	0.98%	1.15%
17	1.99%	2.03%	2.05%	1.60%	1.41%	1.16%	1.19%	1.00%	1.03%	1.23%
18	2.16%	2.15%	2.16%	1.70%	1.53%	1.25%	1.24%	1.06%	1.13%
19	2.31%	2.28%	2.25%	1.85%	1.66%	1.33%	1.30%	1.12%	1.22%
20	2.46%	2.41%	2.37%	1.99%	1.76%	1.40%	1.36%	1.18%	1.31%
21	2.60%	2.52%	2.49%	2.14%	1.87%	1.45%	1.42%	1.24%
22	2.72%	2.62%	2.62%	2.27%	1.95%	1.50%	1.47%	1.32%
23	2.86%	2.74%	2.73%	2.37%	2.02%	1.57%	1.54%	1.38%
24	2.95%	2.83%	2.84%	2.47%	2.09%	1.62%	1.62%
25	3.03%	2.96%	2.95%	2.57%	2.16%	1.69%	1.71%
26	3.13%	3.08%	3.06%	2.63%	2.21%	1.74%	1.78%
27	3.22%	3.21%	3.17%	2.68%	2.27%	1.80%
28	3.33%	3.31%	3.25%	2.73%	2.34%	1.87%
29	3.41%	3.41%	3.32%	2.78%	2.40%	1.93%
30	3.50%	3.48%	3.38%	2.85%	2.46%
31	3.58%	3.56%	3.43%	2.91%	2.53%
32	3.66%	3.62%	3.48%	2.93%	2.60%
33	3.73%	3.67%	3.55%	2.99%
34	3.78%	3.71%	3.61%	3.05%
35	3.84%	3.74%	3.63%	3.10%
36	3.86%	3.80%	3.69%
37	3.90%	3.84%	3.74%
38	3.93%	3.86%	3.79%
39	3.97%	3.91%
40	4.01%	3.95%
41	4.02%	3.99%
42	4.05%
43	4.08%
44	4.10%

Prime Mix (2)	87%	85%	80%	80%	82%	84%	82%	82%	82%	81%	78%	78%	77%	76%

(1)	Represents the number of months since inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.

(3)	Represents loans sold to Westcorp in whole loan sales and subsequently securitized by Westcorp.

WFS manages these contracts pursuant to an agreement with Westcorp and the securitization trust.